Exhibit 10.48
ASSIGNMENT AGREEMENT
This Assignment Agreement is entered into among Nortel Networks Inc., a Delaware corporation, with offices at 2221 Lakeside Boulevard, Richardson, TX 75081 (“Nortel”), Triton PCS Equipment Company LLC, (“Customer”) a Delaware limited liability corporation, having its chief executive office at 1100 Cassatt Road, Berwyn, PA 19312 and SunCom Wireless Operating Company, LLC, a Delaware limited liability corporation having its executive office at 1100 Cassatt Road, Berwyn, PA 19312 (“Assignee”) effective as of the 15th day of May, 2005 (“Assignment Agreement Effective Date”).
WHEREAS, Customer and Nortel are parties to a purchase and license agreement dated May 16, 2002 (“Purchase Agreement”); and
WHEREAS, Customer and Assignee are wholly owned subsidiaries of SunCom Wireless, Inc.; and
WHEREAS, Customer wishes to assign all of Customer’s rights and delegate all of its duties and obligations under the Purchase Agreement to Assignee and wishes Nortel to consent to such assignment;
NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:
1.	As of the Assignment Agreement Effective Date, Customer assigns, transfers and sets over to Assignee, all of Customer’s rights, duties and obligations under the Purchase Agreement including, but not limited to, with respect to any purchase orders issued by Customer pursuant to the Purchase Agreement prior to the Assignment Agreement Effective Date. Assignee hereby accepts such assignment of all of Customer’s rights and delegation of all of Customer’s duties and obligations to the same extent as if Assignee had executed the Purchase Agreement and purchase orders in place of the Customer.

2.	Nortel hereby consents to Customer’s transfer to Assignee of physical possession of all software (and all copies thereof) that was previously furnished to Customer pursuant to the Purchase Agreement (“Software”), in connection with Customer’s transfer to Assignee of all of the associated hardware purchased by Customer pursuant to the Purchase Agreement. Nortel further hereby consents to the assignment by Customer of all of its rights and the delegation of all of Customer’s duties and obligations under the Software license provisions contained in the Purchase Agreement (“License”) to Assignee with respect to such Software. Such License shall be at no additional charge to the extent of Customer’s then currently authorized feature, usage, capacity and activation levels. Assignee hereby accepts such assignment and delegation, including without limitation, the obligation to hold the licensed Software and associated documentation in confidence for the benefit of Nortel and/or its suppliers.

3.	Nothing contained in this Assignment Agreement shall be deemed to release Customer or its successors in interest from any obligations of confidentiality assumed by it pursuant to the Purchase Agreement with respect to any Software transferred to Assignee or any Nortel confidential information.

4.	Nothing contained in this Assignment Agreement or elsewhere shall be deemed to modify the rights, warranties, remedies, liabilities and/or any limitation of rights, warranties, remedies and liabilities contained in the Purchase Agreement. Neither Customer nor Assignee shall have any greater rights, warranties or remedies against Nortel than are provided to Customer under the Purchase Agreement.

5.	This Assignment Agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original instrument.

6.	This Assignment Agreement constitutes the entire agreement among Nortel, Customer and Assignee with respect to the subject matter hereof and supersedes all previous agreements, negotiations, writings, discussions or undertakings of any nature whatsoever. The laws of the State of New York, exclusive of its conflict of laws provisions, govern this Assignment Agreement.
IN WITNESS WHEREOF, the parties have executed this Assignment Agreement as of the date first set forth above.

Triton PCS Equipment Company, L.L.C. By Its Manager: SunCom Wireless Management, Inc.	SunCom Wireless Operating Company, L.L.C. By Its Manager: SunCom Wireless Management, Inc.

By: /s/ David D. Clark	By: /s/ David D. Clark
Title/Date: David D. Clark, EVP & CFO, 6/10/05	Title/Date: David D. Clark, EVP & CFO, 6/10/05

Nortel Networks, Inc.
By: /s/ R.K. Dodd
Title/Date: President NA Carrier Sales June 21, 2005